Exhibit 99.1
Asana Announces Record Third Quarter Fiscal 2022 Revenues; Surpasses $100 Million Quarterly Revenues

Reported strong revenue growth, up 70% year over year
Revenues from customers spending $5,000 or more on an annualized basis grew 96% year over year
Exceeded two million paid seats

December 2, 2021 – San Francisco, CA – Asana, Inc. (NYSE: ASAN)(LTSE: ASAN), a leading work management platform for teams, today reported financial results for its third quarter fiscal 2022 ended October 31, 2021.

“Q3 was another strong quarter, led by record user adoption and large enterprise wins," said Dustin Moskovitz, co-founder and chief executive officer of Asana. “We are excited to be announcing that we exceeded two million paid seats and we are landing bigger with larger customers and expanding significantly across our customer base. With some of the most valuable companies in the world deploying Asana to manage initiatives across entire divisions, Asana exemplifies what cross-functional work management at scale looks like.”

Third Quarter Fiscal 2022 Financial Highlights

•Revenues: Revenues were $100.3 million, an increase of 70% year over year.
•Operating Loss: GAAP operating loss was $68.1 million, or 68% of revenues, compared to GAAP operating loss of $61.9 million, or 105% of revenues, in the third quarter of fiscal 2021. Non-GAAP operating loss was $41.3 million, or 41% of revenues, compared to non-GAAP operating loss of $37.3 million, or 63% of revenues, in the third quarter of fiscal 2021.
•Net Loss: GAAP net loss was $69.3 million, compared to GAAP net loss of $73.3 million in the third quarter of fiscal 2021. GAAP net loss per share was $0.37, compared to GAAP net loss per share of $0.65 in the third quarter of fiscal 2021. Non-GAAP net loss was $42.5 million, compared to non-GAAP net loss of $38.3 million in the third quarter of fiscal 2021. Non-GAAP net loss per share was $0.23, compared to non-GAAP net loss per share of $0.34 in the third quarter of fiscal 2021.
•Cash Flow: Cash flows from operating activities were negative $28.5 million, compared to negative $34.4 million in the third quarter of fiscal 2021. Free cash flow was negative $29.5 million, compared to negative $19.5 million in the third quarter of fiscal 2021.

Business Highlights

•Total number of paying customers grew by 7,000, ending the third quarter with a total of over 114,000.
•The number of customers spending $5,000 or more on an annualized basis grew to 14,143, an increase of 58% year over year. Revenues from these customers grew 96% year over year.
•The number of customers spending $50,000 or more on an annualized basis grew to 739, an increase of 132% year over year.
•Overall dollar-based net retention rate was over 120%.
•Dollar-based net retention rate for customers with $5,000 or more in annualized spend was 130%.
•Dollar-based net retention rate for customers with $50,000 or more in annualized spend was over 145%.

Exhibit 99.1
•Unveiled the Enterprise Work Graph at the Asana Scale event, a suite of capabilities to align global enterprise teams and streamline cross-functional work from anywhere, including a new Goals API, Workflow Builder and Library, Universal Reporting on data trends and workflows over time, and additional data security and scalability features.
•Expanded Asana Partners Enterprise IT ecosystem including new integrations with Splunk and Netskope.
•Named a leader in IDC MarketScape: Worldwide Collaboration and Community Applications 2021 vendor assessment.
•Recognized in Fast Company’s first annual list of Brands That Matter.
•Named to Inc. Magazine’s inaugural list of Best-Led Companies in 2021.

Financial Outlook

For the fourth quarter of fiscal 2022, Asana expects:

•Revenues of $104.5 million to $105.5 million, representing year over year growth of 53% to 54%.
•Non-GAAP operating loss of $53.0 million to $51.0 million.
•Non-GAAP net loss per share of $0.28 to $0.27, assuming basic and diluted weighted average shares outstanding of approximately 187 million.

For fiscal year 2022, Asana expects:

•Revenues of $371.0 million to $372.0 million, representing year over year growth of 63% to 64%.
•Non-GAAP operating loss of $166.0 million to $164.0 million.
•Non-GAAP net loss per share of $0.96 to $0.95, assuming basic and diluted weighted average shares outstanding of approximately 176 million.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Asana’s actual results to materially differ from these forward-looking statements.

A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. Asana has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its third quarter fiscal 2022 non-GAAP results included in this press release.

Earnings Conference Call Information

Asana will hold a conference call and live webcast today to discuss these results at 1:30 p.m. Pacific Time. A live and replay webcast will be available on the Asana Investor Relations website at: https://investors.asana.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Asana’s outlook for the fourth fiscal quarter and the full fiscal year ending January 31, 2022, Asana’s market position, and potential market opportunities. Forward-looking statements generally relate to future events

Exhibit 99.1
or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “remain,” “may,” “might,” “will,” “would,” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s ability to achieve future growth and sustain its growth rate, Asana’s ability to attract and retain customers and increase sales to its customers, Asana’s ability to develop and release new products and services and to scale its platform, Asana’s ability to increase adoption of its platform through Asana’s self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana participates, Asana’s international expansion strategies, and the impact of the COVID-19 pandemic. Further information on risks that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2021. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, Asana uses certain non-GAAP financial measures to understand and evaluate its core operating performance. In this release, Asana’s non-GAAP gross profit, gross margin, operating expenses, operating expenses as a percentage of revenue, operating loss, operating margin, net loss, net loss per share, free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Asana’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.

Asana believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of Asana’s past performance and future prospects, facilitate period-to-period comparisons of operations, and allow for greater transparency with respect to important metrics used by Asana’s management for financial and operational decision-making. Asana is presenting these non-GAAP financial metrics to assist investors in seeing its financial performance through the eyes of management, and because Asana believes that these measures provide an additional tool for investors to use in comparing its core financial performance over multiple periods with other companies in Asana’s industry.

Asana believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Asana’s operating performance due to the following factors:

Exhibit 99.1
•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies.
•Employer payroll tax associated with RSUs. The amount of employer payroll tax-related items on employee stock transactions is dependent on Asana’s stock price and other factors that are beyond its control and that do not correlate to the operation of the business.
•Non-cash and non-recurring expenses. Non-cash expenses include the amortization of debt discount and non-cash interest related to the senior mandatory convertible promissory notes and non-recurring expenses include direct listing fees. Asana believes the exclusion of the non-cash and non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operation results and comparison of operating results across reporting periods.

There are a number of limitations related to the use of non-GAAP measures as compared to GAAP measures of gross profit, operating expenses, operating loss and net loss, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in Asana’s business and an important part of its compensation strategy.

Asana also uses the non-GAAP financial measure of free cash flow, which is defined as net cash used in operating activities less cash used for purchases of property and equipment and capitalized internal-use software costs, plus non-recurring expenditures such as capital expenditures from the purchases of property and equipment associated with the build-out of Asana’s corporate headquarters in San Francisco and direct listing expenses. Asana believes free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in its business and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures Asana’s ability to generate or use cash. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

Definitions of Business Metrics

Customers spending over $5,000 and $50,000

We define customers spending over $5,000 and $50,000 as those organizations on a paid subscription plan that had $5,000 or more or $50,000 or more in annualized GAAP revenues in a given quarter, respectively, inclusive of discounts.

Dollar-based net retention rate

Asana’s reported dollar-based net retention rate equals the simple arithmetic average of its quarterly dollar-based net retention rate for the four quarters ending with the most recent fiscal quarter. Asana calculates its dollar-based net retention rate by comparing its revenues from the same set of customers in a given quarter, relative to the comparable prior-year period. To calculate Asana’s dollar-based net retention rate for a given quarter, Asana starts with the revenues in that quarter from customers that generated revenues in the same quarter of the prior year. Asana then divides that amount by the revenues attributable to that same group of customers in the prior-year quarter. Current period revenues include any upsells and are net of contraction or attrition over the trailing 12 months, but exclude revenues from new customers in the current period. Asana expects its dollar-based net retention rate to fluctuate in future periods due to a number of factors, including the

Exhibit 99.1
expected growth of its revenue base, the level of penetration within its customer base, and its ability to retain its customers.

About Asana

Asana helps teams orchestrate their work, from small projects to strategic initiatives. Headquartered in San Francisco, CA, Asana has more than 114,000 paying customers and millions of free organizations across 190 countries. Global customers such as Amazon, Japan Airlines, Sky, and Affirm rely on Asana to manage everything from company objectives to digital transformation to product launches and marketing campaigns. For more information, visit www.asana.com.
Disclosure of Material Information
Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of Asana’s website at https://investors.asana.com. Asana uses these channels, as well as social media, including its Twitter account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), and its Facebook page (www.facebook.com/asana/), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.
Catherine Buan
Asana Investor Relations
ir@asana.com

Erin Cheng
Asana Corporate Communications
press@asana.com

Exhibit 99.1
ASANA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Revenues	$100,337	$58,905	$266,488	$158,635
Cost of revenues(1)	9,581	7,321	27,364	20,548
Gross profit	90,756	51,584	239,124	138,087
Operating expenses:
Research and development(1)	53,788	32,996	142,209	81,338
Sales and marketing(1)	73,295	48,039	194,009	122,952
General and administrative(1)	31,761	32,483	81,027	58,400
Total operating expenses	158,844	113,518	417,245	262,690
Loss from operations	(68,088)	(61,934)	(178,121)	(124,603)
Interest income and other income (expense), net	(446)	(389)	(766)	1,010
Interest expense	(353)	(10,351)	(18,078)	(25,706)
Loss before provision for income taxes	(68,887)	(72,674)	(196,965)	(149,299)
Provision for income taxes	393	615	1,328	901
Net loss	$(69,280)	$(73,289)	$(198,293)	$(150,200)
Net loss per share:
Basic and diluted	$(0.37)	$(0.65)	$(1.15)	$(1.70)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	185,022	113,264	172,684	88,539
_______________
(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Cost of revenues	$192	$75	$462	$175
Research and development	14,351	4,783	34,741	9,520
Sales and marketing	7,138	2,463	16,641	5,084
General and administrative	4,172	1,620	10,421	3,520
Total stock-based compensation expense	$25,853	$8,941	$62,265	$18,299

ASANA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	October 31, 2021	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$271,818	$259,878
Marketable securities	71,578	126,396
Accounts receivable, net	47,067	32,194
Prepaid expenses and other current assets	28,093	27,295
Total current assets	418,556	445,763
Property and equipment, net	100,523	74,436
Operating lease right-of-use assets	175,508	182,924
Investments, noncurrent	10,182	19,125
Other assets	15,012	8,871
Total assets	$719,781	$731,119
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$13,487	$9,599
Accrued expenses and other current liabilities	48,649	41,616
Deferred revenue, current (1)	150,572	103,875
Operating lease liabilities, current	10,957	8,386
Total current liabilities	223,665	163,476
Term loan, net	35,608	29,508
Convertible notes, net—related party	—	351,161
Operating lease liabilities, noncurrent	208,525	196,802
Other liabilities(1)	4,522	2,961
Total liabilities	472,320	743,908
Stockholders’ equity (deficit)
Common stock	2	2
Additional paid-in capital	987,398	528,616
Accumulated other comprehensive income (loss)	(200)	39
Accumulated deficit	(739,739)	(541,446)
Total stockholders’ equity (deficit)	247,461	(12,789)
Total liabilities and stockholders’ equity (deficit)	$719,781	$731,119

_______________
(1) Total deferred revenue was $154.7 million and $105.9 million as of October 31, 2021 and January 31, 2021, respectively, of which $4.1 million and $2.0 million, respectively, is presented within other liabilities, as a noncurrent liability, in the consolidated balance sheets.

ASANA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net loss	$(69,280)	$(73,289)	$(198,293)	$(150,200)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	472	84	1,238	1,204
Depreciation and amortization	3,129	992	5,501	2,508
Loss (gain) on sale of property and equipment	(1)	(12)	37	(12)
Amortization of deferred contract acquisition costs	2,317	1,099	5,939	2,684
Stock-based compensation expense	25,848	8,941	62,260	18,299
Net accretion of discount of marketable securities	115	135	701	82
Non-cash lease expense	4,462	5,250	13,242	11,835
Amortization of discount on convertible notes and term loan issuance costs	4	6,350	10,640	15,964
Non-cash interest expense	—	3,970	6,670	9,709
Changes in operating assets and liabilities:
Accounts receivable	(12,979)	(7,079)	(13,979)	(11,831)
Prepaid expenses and other current assets	(3,417)	(8,874)	(8,988)	(13,251)
Other assets	(2,842)	(1,175)	(6,353)	(2,537)
Accounts payable	7,371	299	9,063	1,840
Accrued expenses and other current liabilities	(2,779)	10,046	10,571	13,544
Deferred revenue	15,157	15,102	48,827	26,041
Operating lease liabilities	3,923	3,726	8,464	(584)
Net cash used in operating activities	(28,500)	(34,435)	(44,460)	(74,705)
Cash flows from investing activities
Purchases of marketable securities	(13,453)	(126,613)	(61,923)	(126,613)
Sales of marketable securities	—	—	351	—
Maturities of marketable securities	43,549	6,399	124,588	45,341
Purchases of property and equipment	(10,746)	(22,752)	(40,303)	(35,153)
Sales of property and equipment	2	12	22	12
Capitalized internal-use software	(191)	(40)	(487)	(858)
Net cash provided by (used in) investing activities	19,161	(142,994)	22,248	(117,271)
Cash flows from financing activities
Proceeds from term loan, net of issuance costs	—	10,000	9,000	12,915
Repayment of term loan	(500)	—	(1,167)	—
Proceeds from issuance of convertible notes—related party	—	—	—	150,000
Taxes paid related to net share settlement of equity awards	—	(192)	—	(378)
Repurchases of common stock	—	—	(36)	—
Proceeds from exercise of stock options	3,859	14,443	12,827	16,194
Proceeds from employee stock purchase plan	7,223	—	13,350	—
Net cash provided by financing activities	10,582	24,251	33,974	178,731
Effect of foreign exchange rates on cash and cash equivalents and restricted cash	260	(71)	178	(7)
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,503	(153,249)	11,940	(13,252)
Cash, cash equivalents, and restricted cash
Beginning of period	270,315	450,674	259,878	310,677
End of period	$271,818	$297,425	$271,818	$297,425

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Reconciliation of gross profit and gross margin
GAAP gross profit	$90,756	$51,584	$239,124	$138,087
Plus: stock-based compensation and related employer payroll tax associated with RSUs	205	75	493	175
Non-GAAP gross profit	$90,961	$51,659	$239,617	$138,262
GAAP gross margin	90.5%	87.6%	89.7%	87.0%
Non-GAAP adjustments	0.2%	0.1%	0.2%	0.2%
Non-GAAP gross margin	90.7%	87.7%	89.9%	87.2%
Reconciliation of operating expenses
GAAP research and development	$53,788	$32,996	$142,209	$81,338
Less: stock-based compensation and related employer payroll tax associated with RSUs	(14,671)	(4,783)	(36,004)	(9,520)
Non-GAAP research and development	$39,117	$28,213	$106,205	$71,818
GAAP research and development as percentage of revenue	53.6%	56.0%	53.4%	51.3%
Non-GAAP research and development as percentage of revenue	39.0%	47.9%	39.9%	45.3%

GAAP sales and marketing	$73,295	$48,039	$194,009	$122,952
Less: stock-based compensation and related employer payroll tax associated with RSUs	(7,518)	(2,463)	(17,452)	(5,084)
Non-GAAP sales and marketing	$65,777	$45,576	$176,557	$117,868
GAAP sales and marketing as percentage of revenue	73.0%	81.6%	72.8%	77.5%
Non-GAAP sales and marketing as percentage of revenue	65.6%	77.4%	66.3%	74.3%

GAAP general and administrative	$31,761	$32,483	$81,027	$58,400
Less: stock-based compensation and related employer payroll tax associated with RSUs	(4,416)	(1,620)	(11,009)	(3,520)
Less: direct listing expenses	—	(15,718)	—	(17,955)
Non-GAAP general and administrative	$27,345	$15,145	$70,018	$36,925
GAAP general and administrative as percentage of revenue	31.7%	55.1%	30.4%	36.8%
Non-GAAP general and administrative as percentage of revenue	27.3%	25.7%	26.3%	23.3%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(68,088)	$(61,934)	$(178,121)	$(124,603)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	26,810	8,941	64,958	18,299
Plus: direct listing expenses	—	15,718	—	17,955
Non-GAAP loss from operations	$(41,278)	$(37,275)	$(113,163)	$(88,349)
GAAP operating margin	(67.9)%	(105.1)%	(66.8)%	(78.5)%
Non-GAAP adjustments	26.8%	41.8%	24.4%	22.8%
Non-GAAP operating margin	(41.1)%	(63.3)%	(42.4)%	(55.7)%

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Reconciliation of net loss
GAAP net loss	$(69,280)	$(73,289)	$(198,293)	$(150,200)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	26,810	8,941	64,958	18,299
Plus: amortization of debt discount	—	6,346	10,628	15,955
Plus: non-cash interest	—	3,970	6,670	9,709
Plus: direct listing expenses	—	15,718	—	17,955
Non-GAAP net loss	$(42,470)	$(38,314)	$(116,037)	$(88,282)
Reconciliation of net loss per share
GAAP net loss per share, basic	$(0.37)	$(0.65)	$(1.15)	$(1.70)
Non-GAAP adjustments to net loss	0.14	0.31	0.48	0.70
Non-GAAP net loss per share, basic	$(0.23)	$(0.34)	$(0.67)	$(1.00)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic and diluted	185,022	113,264	172,684	88,539

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Computation of free cash flow
Net cash provided by (used in) investing activities	$19,161	$(142,994)	$22,248	$(117,271)
Net cash provided by financing activities	$10,582	$24,251	$33,974	$178,731
Net cash used in operating activities	$(28,500)	$(34,435)	$(44,460)	$(74,705)
Less: purchases of property and equipment	(10,746)	(22,752)	(40,303)	(35,153)
Less: capitalized internal-use software	(191)	(40)	(487)	(858)
Plus: purchases of property and equipment from build-out of corporate headquarters	9,939	21,822	38,551	33,130
Plus: direct listing expenses	—	15,903	270	19,112
Free cash flow	$(29,498)	$(19,502)	$(46,429)	$(58,474)